EXHIBIT 99.1

Vistagen Appoints Paul Edick to its Board of Directors

Mr. Edick brings extensive industry experience across product development, commercial launch, and growth strategy

SOUTH SAN FRANCISCO, Calif.--(BUSINESS WIRE)—October 29, 2025, Vistagen (Nasdaq: VTGN), a late clinical-stage biopharmaceutical company pioneering neuroscience with nose-to-brain neurocircuitry to develop and commercialize a new class of intranasal product candidates called pherines, today announced the appointment of Mr. Paul Edick to its Board of Directors (“Board”). Following the appointment of Mr. Edick, Vistagen’s Board will be comprised of seven directors. Mr. Edick will serve on the Audit Committee and the Compensation Committee of the Board.

“We are pleased to welcome Mr. Edick to our Board of Directors,” said Maggie FitzPatrick, Chair of the Board. “Paul’s distinguished record of board and CEO leadership, deep industry expertise, and financial discipline will further strengthen our governance. His experience and strategic insight will be instrumental as we continue advancing innovative solutions for patients while working to deliver long-term value for shareholders.”

“Paul joins our Board at a monumental moment for Vistagen, bringing extensive experience and leadership in the biopharmaceutical industry,” said President and Chief Executive Officer, Shawn Singh. “His proven ability to lead complex operational initiatives, across FDA approvals, public offerings, and acquisitions, will be pivotal as we prepare for our next phase of strategic growth. We want to extend our gratitude to Dr. Jerry Gin, who served on our Board beginning in 2016 until his retirement in September of this year.”

Mr. Edick most recently served as the Chairman and Chief Executive Officer of Xeris Pharmaceuticals from January 2017 until his retirement in August 2024, when he moved into a senior advisory role with the company. Before Xeris, he was the Founding Partner of 3G Advisors, a consultancy to the pharmaceutical, healthcare, and healthcare investor communities. From 2010 to 2014, Mr. Edick was the Chief Executive Officer of Durata Therapeutics, which was acquired by Actavis PLC, now Allergan PLC. Prior to Durata, Mr. Edick led several pharmaceutical companies, including Ganic Pharmaceuticals and MedPointe Healthcare. He also has extensive board experience, having served on the boards of Milestone Pharmaceuticals, Iterum Therapeutics, Durata Therapeutics, PDL BioPharma, Neos Therapeutics, NewLink Genetics, Circassia Pharmaceuticals, Sucampo Pharmaceuticals, Life Cycle Pharma, Amerita, and Informed Medical Communications.

“I am honored to join this talented and dynamic Board,” said Mr. Edick. “Vistagen has the opportunity to address many unmet mental health needs through its differentiated pipeline of product candidates, and I look forward to supporting the company through its next stage of growth.”

About Vistagen

Headquartered in South San Francisco, CA, Vistagen (Nasdaq: VTGN) is a late clinical-stage biopharmaceutical company leveraging a deep understanding of nose-to-brain neurocircuitry to develop and commercialize a new class of intranasal product candidates called pherines. Pherines specifically and selectively bind as agonists on peripheral receptors on human nasal chemosensory neurons and are designed to rapidly trigger olfactory bulb-to-brain neurocircuits believed to regulate brain areas involved in behavior and autonomic nervous system activity. They are designed to achieve therapeutic benefits without requiring absorption into the blood or uptake into the brain, giving them the potential to be a safer alternative to other pharmacological options if successfully developed and approved.

Vistagen is passionate about developing transformative treatment options to improve the lives of individuals underserved by the current standard of care for multiple highly prevalent indications, including social anxiety disorder, major depressive disorder, vasomotor symptoms (hot flashes) associated with menopause, and premenstrual dysphoric disorder. Connect at www.Vistagen.com.

Forward-looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding Mr. Edick’s service on the Board and Board committees, and the potential attributes and benefits of Vistagen’s product candidates. These forward-looking statements involve known and unknown risks that are difficult to predict and include all matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “project,” “outlook,” “strategy,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “strive,” “goal,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by Vistagen and its management, are inherently uncertain. As with all pharmaceutical products, there are substantial risks and uncertainties in the process of development and commercialization and actual results or developments may differ materially from those projected or implied in these forward-looking statements. Risks that may impact the outcome of these forward-looking statements are more fully discussed in the section entitled “Risk Factors” in Vistagen’s Annual Report on Form 10-K for the fiscal year ended March 31, 2025, and Quarterly Report on Form 10-Q for the period ended June 30, 2025, as well as discussions of potential risks, uncertainties, and other important factors in Vistagen’s other filings with the U.S. Securities and Exchange Commission (“SEC”). Vistagen’s SEC filings are available on the SEC’s website at www.sec.gov. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release and should not be relied upon as representing Vistagen’s views as of any subsequent date. Vistagen explicitly disclaims any obligation to update any forward-looking statements other than as may be required by law. If Vistagen does update one or more forward-looking statements, no inference should be made that Vistagen will make additional updates with respect to those or other forward-looking statements.

Investor Inquiries: Mark A. McPartland
markmcp@vistagen.com

Media Inquiries: Michelle P. Wellington
mwellington@vistagen.com